As filed with the Securities and Exchange Commission on October 22, 2014

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

OCEAN POWER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-2535818
(State or Other Jurisdiction of Incorporation or	(I.R.S. Employer Identification No.)
Organization)

1590 Reed Road
Pennington, NJ 08534
(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2006 Stock Incentive Plan
(Full titles of the Plans)

David L. Keller
Interim Chief Executive Officer
Ocean Power Technologies, Inc.
1590 Reed Road, Pennington, New Jersey 08534
(Name and Address of Agent for Service)

(609) 730-0400
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	800,000 shares	$0.96	$768,000	$ 89.24

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes any additional number of shares that may be offered and issued as a result of future stock splits, stock dividends or similar transactions under the Plan.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of the average of the high and low sale prices of the Registrant’s Common Stock on the Nasdaq Global Market on October 20, 2014, in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

INCORPORATION BY REFERENCE

This Registration Statement (the “Registration Statement”) on Form S-8 registers 800,000 additional shares of the common stock, par value $0.001 per share (“Common Stock”), of Ocean Power Technologies, Inc. (the “Company” or the “Registrant”) which may be acquired pursuant to the Registrant’s Amended and Restated 2006 Stock Incentive Plan, as amended (the “Plan”). The securities subject to this Registration Statement are of the same class of the Registrant for which the Registrant previously filed a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, the contents of the Registrant’s Registration Statement on Form S-8, File No. 333-142547, as filed with the Securities and Exchange Commission (the “Commission”) on May 2, 2007 are hereby incorporated by reference pursuant to Instruction E to Form S-8, except for Iem 3. Incorporation of Documents by Reference and Item 8, “Exhibits”, of Part II of such Registration Statement. After giving effect to this Registration Statement, an aggregate of 2,453,215 shares of the Registrant’s Common Stock have been registered for issuance pursuant to the Plan.

EXPLANATORY NOTE

The Board of Directors approved an amendment (the “Amendment”) to the Plan to increase the number of shares available for the grant of awards under the Plan by 800,000 shares. The Amendment was subject to stockholder approval. On October 3, 2013, the Amendment was approved by stockholders at the Company’s annual meeting of stockholders. The Company has filed this Registration Statement to register, under the Securities Act, the offer and sale pursuant to the Plan of an additional 800,000 shares of Common Stock not previously registered.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the documents referred to in (a) above.

(c) The description of the securities contained in the Registrant’s registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.Exhibits.

Exhibit Number	Description

4.1	Amended and Restated 2006 Stock Incentive Plan (incorporated herein by reference to Exhibit A to the Registrants Definitive Proxy Statement filed with the SEC on August 28, 2013)

5.1	Opinion of Morrison Cohen LLP, counsel to the Registrant

23.1	Consent of Morrison Cohen LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Power of Attorney (included on the signature pages of this Registration Statement on Form S-8).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pennington, State of New Jersey, on this 22nd day of October, 2014.

OCEAN POWER TECHNOLOGIES, INC.

By: /s/ David L. Keller David L. Keller Interim Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Ocean Power Technologies, Inc., hereby severally constitute and appoint David L. Keller, and Mark A. Featherstone, and each of them singly, our true and lawful attorneys, with full power to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Ocean Power Technologies, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on the date indicated.

Signature	Title	Date
/s/ David L. Keller
David L. Keller	Director and Interim Chief Executive Officer (Principal Executive Officer)	October 22, 2014

/s/ Mark A. Featherstone
Mark A. Featherstone	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 22, 2014

/s/ Terence J. Cryan
Terence J. Cryan	Director	October 22, 2014

/s/ Eileen M. Competti
Eileen M. Competti	Director	October 22, 2014

/s/ Dean J. Glover
Dean J. Glover	Director	October 22, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit*

4.1	Amended and Restated 2006 Stock Incentive Plan (incorporated herein by reference to Exhibit A to the Registrants Definitive Proxy Statement filed with the SEC on August 28, 2013)

5.1	Opinion of Morrison Cohen LLP, counsel to the Registrant

23.1	Consent of Morrison Cohen LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Power of Attorney (included on the signature pages of this Registration Statement on Form S-8).